Exhibit 99.1

STRYKER REPORTS THIRD QUARTER 2018 OPERATING RESULTS

•	Reported net sales increased 7.9% to $3.2 billion

•	Organic net sales increased 7.9%

•	Reported operating income margin of 17.8%

•	Adjusted operating income margin(1) expanded 60 bps (40 bps excluding ASC 606(2)) to 24.9%

•	Reported EPS increased 36.0% to $1.55

•	Adjusted EPS(3) increased 11.2% to $1.69, at the high end of guidance range
Kalamazoo, Michigan - October 25, 2018 - Stryker (NYSE:SYK) reported operating results for the third quarter of 2018:
Third Quarter Highlights

	2018 Net Sales Growth Overview
	Reported	Excluding ASC 606 Adoption(2)	Foreign Currency Exchange	Constant Currency	Acquisitions	Organic
Orthopaedics	3.4%	4.0%	(1.0)%	5.0%	—%	5.0%
MedSurg	8.0	9.5	(0.9)	10.4	1.6	8.8
Neurotechnology and Spine	16.7	17.4	(0.9)	18.3	6.4	11.9
Total	7.9%	8.8%	(1.0)%	9.8%	1.9%	7.9%

"We had another impressive quarter, as our talented teams continue to deliver strong results and execute on acquisitions," said Kevin A. Lobo, Chairman and Chief Executive Officer. "The strength of our operating model and culture is evident in the consistency of our performance over time, and we remain optimistic about the future."

Sales Analysis (percentages exclude ASC 606(2) adoption impact)
Consolidated net sales of $3.2 billion increased 8.8% in the quarter and 9.8% in constant currency. Organic net sales increased 7.9% in the quarter including 9.5% from increased unit volume partially offset by 1.6% from lower prices.
Orthopaedics net sales of $1.2 billion increased 4.0% in the quarter and 5.0% in constant currency. Organic net sales increased 5.0% in the quarter including 7.6% from increased unit volume partially offset by 2.6% from lower prices.
MedSurg net sales of $1.4 billion increased 9.5% in the quarter and 10.4% in constant currency. Organic net sales increased 8.8% in the quarter including 9.5% from increased unit volume partially offset by 0.7% from lower prices.
Neurotechnology and Spine net sales of $0.6 billion increased 17.4% in the quarter and 18.3% in constant currency. Organic net sales increased 11.9% in the quarter including 13.5% from increased unit volume partially offset by 1.6% from lower prices.
Earnings Analysis
Reported net earnings of $590 million increased 35.9% in the quarter. Reported net earnings per diluted share of $1.55 increased 36.0% in the quarter. Reported net earnings include certain items, such as charges for acquisition and integration-related activities, the amortization of purchased intangible assets, restructuring-related and other charges, costs to comply with European Medical Devices Regulation, Rejuvenate and other recall-related matters, regulatory and legal matters and tax matters. The effect of each of these matters on reported net earnings and net earnings per diluted share appear in the reconciliation of GAAP to non-GAAP financial measures. Excluding the aforementioned items decreases gross profit margin from 66.5% to 66.3% in the quarter and increases operating income margin from 17.8% to 24.9%(1), including a 20 basis point favorable impact related to the adoption of the new revenue recognition standard(2). Excluding the impact of the items described above, adjusted net earnings(4) of $643 million increased 11.2% in the quarter. Adjusted net earnings per diluted share(3) of $1.69 increased 11.2% in the quarter.
2018 Outlook
Based on our year-to-date performance we now expect 2018 organic net sales growth, which excludes the impact related to adoption of the new revenue recognition standard(2), to be at the high end of the range of 7.0% to 7.5% and expect adjusted net earnings per diluted share(5) to be in the range of $7.25 to $7.30. In 2018 our calculation of organic net sales growth excludes the impact of adopting ASC 606(2), which includes primarily the reclassification of costs previously reported within selling expenses to a reduction of sales, which for 2017 was approximately $112 million ($28 million per quarter). For the fourth quarter we expect adjusted net earnings per diluted share(5) to be in the range of $2.13 to $2.18. If foreign currency exchange rates hold near current levels, we expect net sales in the fourth quarter will be negatively impacted by approximately 1.0% and full year will be positively impacted by approximately 0.5%, and net earnings per diluted share will be neutral in the fourth quarter and positively impacted by $0.05 in the full year.
(1) A reconciliation of operating income to adjusted operating income, a non-GAAP financial measure, and other important information accompanies this press release.
(2) Consistent with previous press releases and financial disclosures, we adopted Accounting Standards Update 2014-09, Revenue From Contracts with Customers, as well as related amendments (ASC 606), issued by the Financial Accounting Standards Board on a modified retrospective basis, effective January 1, 2018. The impact of the adoption of ASC 606 related primarily to the reclassification of certain costs previously presented as selling, general and administrative expenses to net sales.

(3) A reconciliation of reported net earnings per diluted share to adjusted net earnings per diluted share, a non-GAAP financial measure, and other important information accompanies this press release.
(4) A reconciliation of reported net earnings to adjusted net earnings, a non-GAAP financial measure, and other important information accompanies this press release.
(5) We are unable to present a quantitative reconciliation of our expected net earnings per diluted share to expected adjusted net earnings per diluted share as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of restructuring-related and other charges, acquisition-related expenses and fair value adjustments to inventory and the outcome of certain regulatory, legal and tax matters. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to Stryker’s Consolidated Statements of Earnings.
Conference Call on Thursday, October 25, 2018
As previously announced, Stryker will host a conference call on Thursday, October 25, 2018 at 4:30 p.m., Eastern Time, to discuss the Company's operating results for the quarter ended September 30, 2018 and provide an operational update.
To participate in the conference call dial (844) 826-0610 (domestic) or (973) 453-3249 (international) and be prepared to provide conference ID number 9086309 to the operator.
A simultaneous webcast of the call will be accessible via the Company's website at www.stryker.com. The webcast will be archived on the Investor Relations page of this site.
A recording of the call will also be available from 8:00 p.m., Eastern Time, on Thursday, October 25, 2018, until 11:59 p.m., Eastern Time, on Thursday, November 1, 2018. To hear this recording, you may dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and enter conference ID number 9086309.
Forward-Looking Statements
This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities laws that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; the failure to satisfy any of the closing conditions of the K2M Group Holdings, Inc. merger agreement, including the receipt of any required regulatory approvals or approval by K2M's stockholders of the merger; unexpected charges or expenses in connection with the acquisition of K2M; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; potential supply disruptions; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to the Rejuvenate and ABG II matter; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; the impact of the federal legislation to reform the United States healthcare system; costs to comply with the European Medical Devices regulation; changes in financial markets; changes in the competitive environment; our ability to integrate acquisitions, including the acquisition of K2M; and our ability to realize anticipated cost savings. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
Stryker is one of the world's leading medical technology companies and, together with its customers, is driven to make healthcare better. The Company offers innovative products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine that help improve patient and hospital outcomes. More information is available at www.stryker.com.
For investor inquiries please contact:
Katherine A. Owen, Stryker, 269-385-2600 or katherine.owen@stryker.com
For media inquiries please contact:
Yin Becker, Stryker, 269-385-2600 or yin.becker@stryker.com

STRYKER CORPORATION
For the Three and Nine Months September 30
(Unaudited - Millions of Dollars, Except Per Share Amounts)
CONSOLIDATED STATEMENTS OF EARNINGS

	Three Months			Nine Months
	2018	2017	% Change	2018	2017	% Change
Net sales	$3,242	$3,006	7.9%	$9,805	$8,973	9.3%
Cost of sales	1,087	1,022	6.4	3,323	3,034	9.5
Gross profit	$2,155	$1,984	8.6%	$6,482	$5,939	9.1%
% of sales	66.5%	66.0%		66.1%	66.2%
Research, development and engineering expenses	221	198	11.6	641	582	10.1
Selling, general and administrative expenses	1,242	1,103	12.6	3,668	3,335	10.0
Recall charges	4	66	(93.9)	10	164	(93.9)
Amortization of intangible assets	112	92	21.7	324	275	17.8
Total operating expenses	$1,579	$1,459	8.2%	$4,643	$4,356	6.6%
Operating income	$576	$525	9.7%	$1,839	$1,583	16.2%
% of sales	17.8%	17.5%		18.8%	17.6%
Other income (expense), net	(42)	(54)	(22.2)	(140)	(169)	(17.2)
Earnings before income taxes	$534	$471	13.4%	$1,699	$1,414	20.2%
Income taxes	(56)	37	(251.4)	214	145	47.6
Net earnings	$590	$434	35.9%	$1,485	$1,269	17.0%
Net earnings per share of common stock:
Basic net earnings per share of common stock	$1.58	$1.16	36.2%	$3.97	$3.39	17.1%
Diluted net earnings per share of common stock	$1.55	$1.14	36.0%	$3.90	$3.34	16.8%
Weighted-average shares outstanding (in millions):
Basic	374.1	374.2		374.0	373.8
Diluted	380.2	380.2		380.4	379.8

CONDENSED CONSOLIDATED BALANCE SHEETS
	September 30	December 31
	2018	2017
Assets
Cash and cash equivalents	$1,918	$2,542
Marketable securities	292	251
Accounts receivable, net	2,076	2,198
Inventories	2,893	2,465
Prepaid expenses and other current assets	739	537
Total current assets	$7,918	$7,993
Property, plant and equipment, net	2,178	1,975
Goodwill and other intangibles, net	11,097	10,645
Other noncurrent assets	891	1,584
Total assets	$22,084	$22,197
Liabilities and shareholders' equity
Current liabilities	$4,153	$3,485
Long-term debt, excluding current maturities	5,928	6,590
Income taxes	1,251	1,261
Other noncurrent liabilities	892	881
Shareholders' equity	9,860	9,980
Total liabilities and shareholders' equity	$22,084	$22,197

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Nine Months
	2018	2017
Operating activities
Net earnings	$1,485	$1,269
Depreciation	223	198
Amortization of intangible assets	324	275
Changes in operating assets and liabilities and other, net	(468)	(862)
Net cash provided by operating activities	$1,564	$880
Investing activities
Acquisitions, net of cash acquired	$(770)	$(712)
Change in marketable securities, net	(41)	(29)
Purchases of property, plant and equipment	(418)	(412)
Net cash used in investing activities	$(1,229)	$(1,153)
Financing activities
(Payments) borrowings of debt, net	$(13)	$300
Dividends paid	(528)	(477)
Repurchases of common stock	(300)	(230)
Other financing, net	(110)	(115)
Net cash used in financing activities	$(951)	$(522)
Effect of exchange rate changes on cash and cash equivalents	(8)	71
Change in cash and cash equivalents	$(624)	$(724)

STRYKER CORPORATION
For the Three and Nine Months September 30
(Unaudited - Millions of Dollars)

CONDENSED SALES ANALYSIS
	Three Months					Nine Months
			Percentage Change	Percentage Change Ex-ASC 606(2)				Percentage Change	Percentage Change Ex-ASC 606(2)
	2018	2017	As Reported	Ex-ASC 606(2)	Constant Currency	2018	2017	As Reported	Ex-ASC 606(2)	Constant Currency
Geographic:
United States	$2,381	$2,182	9.1%	10.4%	10.4%	$7,080	$6,546	8.2%	9.4%	9.4%
International	861	824	4.5	4.6	8.1	2,725	2,427	12.3	12.5	9.1
Total	$3,242	$3,006	7.9%	8.8%	9.8%	$9,805	$8,973	9.3%	10.3%	9.4%
Segment:
Orthopaedics	$1,171	$1,132	3.4%	4.0%	5.0%	$3,615	$3,408	6.1%	6.6%	5.4%
MedSurg	1,443	1,336	8.0	9.5	10.4	4,325	3,977	8.8	10.4	9.8
Neurotechnology and Spine	628	538	16.7	17.4	18.3	1,865	1,588	17.4	18.1	16.8
Total	$3,242	$3,006	7.9%	8.8%	9.8%	$9,805	$8,973	9.3%	10.3%	9.4%

SUPPLEMENTAL SALES GROWTH ANALYSIS
	Three Months
					Percentage Change Ex-ASC 606(2)
			Percentage Change				International
	2018	2017	As Reported	Ex-ASC 606(2)	Constant Currency	United States	Ex-ASC 606(2)	Constant Currency
Orthopaedics:
Knees	$395	$369	7.0%	7.7%	8.7%	8.4%	5.7%	9.6%
Hips	316	313	1.0	1.2	2.5	2.4	(0.6)	2.8
Trauma and Extremities	376	367	2.5	3.2	4.0	3.2	3.1	5.5
Other	84	83	1.2	1.6	2.7	(0.9)	13.1	19.3
	$1,171	$1,132	3.4%	4.0%	5.0%	4.4%	3.0%	6.3%
MedSurg:
Instruments	$442	$404	9.4%	10.7%	11.6%	13.7%	0.3%	4.3%
Endoscopy	443	404	9.7	10.8	11.9	11.0	10.4	15.2
Medical	492	464	6.0	7.5	8.5	12.4	(8.1)	(4.2)
Sustainability	66	64	3.1	7.0	7.0	7.0	10.9	15.0
	$1,443	$1,336	8.0%	9.5%	10.4%	12.0%	0.2%	4.5%
Neurotechnology and Spine:
Neurotechnology	$435	$353	23.2%	23.8%	24.8%	28.7%	15.4%	18.2%
Spine	193	185	4.3	5.2	5.9	2.4	13.4	16.5
	$628	$538	16.7%	17.4%	18.3%	18.6%	14.9%	17.8%
Total	$3,242	$3,006	7.9%	8.8%	9.8%	10.4%	4.6%	8.1%

	Nine Months
					Percentage Change Ex-ASC 606(2)
			Percentage Change				International
	2018	2017	As Reported	Ex-ASC 606(2)	Constant Currency	United States	Ex-ASC 606(2)	Constant Currency
Orthopaedics:
Knees	$1,236	$1,149	7.6%	8.0%	7.1%	7.3%	9.8%	6.6%
Hips	983	955	2.9	3.3	2.2	1.9	5.5	2.6
Trauma and Extremities	1,152	1,070	7.7	8.5	6.9	6.3	12.5	8.0
Other	244	234	4.3	4.2	3.9	3.9	5.4	4.2
	$3,615	$3,408	6.1%	6.6%	5.4%	5.3%	9.2%	5.7%
MedSurg:
Instruments	$1,292	$1,190	8.6%	10.2%	9.5%	10.8%	8.0%	5.0%
Endoscopy	1,335	1,183	12.8	14.2	13.6	14.8	11.8	9.5
Medical	1,508	1,413	6.7	8.3	7.7	7.4	11.5	8.7
Sustainability	190	191	(0.5)	2.5	2.5	2.4	17.3	15.7
	$4,325	$3,977	8.8%	10.4%	9.8%	10.3%	10.5%	7.8%
Neurotechnology and Spine:
Neurotechnology	$1,282	$1,036	23.7%	24.5%	23.0%	25.3%	23.1%	19.1%
Spine	583	552	5.6	6.1	5.2	1.1	22.1	18.2
	$1,865	$1,588	17.4%	18.1%	16.8%	15.8%	22.9%	18.9%
Total	$9,805	$8,973	9.3%	10.3%	9.4%	9.4%	12.5%	9.1%

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including: percentage sales growth excluding the impact of the adoption of ASC 606; percentage sales growth in constant currency; percentage sales growth in constant currency and excluding the impact of the adoption of ASC 606; percentage organic sales growth; adjusted gross profit; adjusted selling, general and administrative expenses; adjusted operating income; adjusted effective income tax rate; adjusted net earnings; and adjusted net earnings per diluted share (Diluted EPS). We believe that these non-GAAP financial measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure percentage sales growth in constant currency, we remove the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Percentage sales growth in constant currency is calculated by translating current and prior year results at the same foreign currency exchange rate and excludes the impact of the adoption of ASC 606. To measure percentage organic sales growth, we remove the impact of changes in foreign currency exchange rates, acquisitions and the impact of the adoption of ASC 606, which affect the comparability and trend of sales. Percentage organic sales growth is calculated by translating current year results at prior year average foreign currency exchange rates excluding the impact of acquisitions and the adoption of ASC 606. To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, selling, general and administrative expenses, operating income, effective income tax rate, net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures. The weighted-average diluted shares outstanding used in the calculation of non-GAAP earnings per share are the same as those used in the calculation of reported earnings per share for the respective period.

STRYKER CORPORATION
For the Three and Nine Months September 30
(Unaudited - Millions of Dollars, Except Per Share Amounts)
Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
Three Months 2018	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$2,155	$1,242	$112	$576	$590	(10.5)%	$1.55
Reported percent net sales	66.5%	38.3%	3.5%	17.8%	18.2%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	(11)	—	—	(11)	(11)	0.3	(0.03)
Other acquisition and integration-related	—	(19)	—	19	17	—	0.05
Amortization of purchased intangible assets	—	—	(112)	112	92	0.5	0.24
Restructuring-related and other charges (b)	4	(35)	—	39	31	0.4	0.08
European Medical Devices Regulation (c)	—	—	—	2	2	—	—
Rejuvenate and other recall-related matters (d)	—	—	—	4	2	0.1	0.01
Regulatory and legal matters (e)	—	(66)	—	66	50	1.0	0.13
Tax matters (f)	—	—	—	—	(130)	24.3	(0.34)
Adjusted	$2,148	$1,122	$—	$807	$643	16.1%	$1.69
Adjusted percent net sales	66.3%	34.6%	—%	24.9%	19.8%

Three Months 2017	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$1,984	$1,103	$92	$525	$434	7.9%	$1.14
Reported percent net sales	66.0%	36.7%	3.1%	17.5%	14.4%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	2	—	—	2	2	—	0.01
Other acquisition and integration-related	—	(9)	—	9	6	0.2	0.01
Amortization of purchased intangible assets	—	—	(92)	92	66	2.7	0.18
Restructuring-related and other charges (b)	1	(35)	—	36	27	0.7	0.07
Rejuvenate and other recall-related matters (d)	—	—	—	66	48	1.9	0.13
Regulatory and legal matters (e)	—	—	—	—	(5)	1.2	(0.02)
Adjusted	$1,987	$1,059	$—	$730	$578	14.6%	$1.52
Adjusted percent net sales	66.1%	35.2%	—%	24.3%	19.2%

Nine Months 2018	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$6,482	$3,668	$324	$1,839	$1,485	12.6%	$3.90
Reported percent net sales	66.1%	37.4%	3.3%	18.8%	15.1%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	—	—	—	—	(4)	0.2	(0.01)
Other acquisition and integration-related	—	(49)	—	49	41	—	0.11
Amortization of purchased intangible assets	—	—	(324)	324	263	0.5	0.69
Restructuring-related and other charges (b)	9	(115)	—	124	98	0.3	0.26
European Medical Devices Regulation (c)	1	—	—	5	4	—	0.01
Rejuvenate and other recall-related matters (d)	—	—	—	10	7	—	0.02
Regulatory and legal matters (e)	—	(121)	—	121	92	0.6	0.24
Tax matters (f)	—	—	—	—	(35)	2.1	(0.09)
Adjusted	$6,492	$3,383	$—	$2,472	$1,951	16.3%	$5.13
Adjusted percent net sales	66.2%	34.5%	—%	25.2%	19.9%

Nine Months 2017	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$5,939	$3,335	$275	$1,583	$1,269	10.3%	$3.34
Reported percent net sales	66.2%	37.2%	3.1%	17.6%	14.1%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	2	—	—	2	2	—	0.01
Other acquisition and integration-related	—	(27)	—	27	20	0.2	0.05
Amortization of purchased intangible assets	—	—	(275)	275	190	3.0	0.50
Restructuring-related and other charges (b)	12	(107)	—	119	95	0.4	0.25
Rejuvenate and other recall-related matters (d)	—	—	—	164	123	1.1	0.33
Regulatory and legal matters (e)	—	(30)	—	30	20	0.4	0.05
Adjusted	$5,953	$3,171	$—	$2,200	$1,719	15.4%	$4.53
Adjusted percent net sales	66.3%	35.3%	—%	24.5%	19.2%

(a)	Charges represent certain acquisition and integration-related costs associated with acquisitions.
(b)	Charges represent the costs associated with certain restructuring-related activities associated with workforce reductions and other restructuring-related activities.
(c)
Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the European Union's regulation for medical devices.

(d)	Charges represent changes in our best estimate of the minimum end of the range of probable loss to resolve the Rejuvenate recall and other recall-related matters.
(e)	Our best estimate of the minimum of the range of probable loss to resolve certain regulatory or other legal matters and the amount of favorable awards from settlements.
(f)	Benefits and charges represent the accounting impact of certain significant and discrete tax items, including adjustments related to the Tax Cuts and Jobs Act of 2017.